Credit Suisse Institutional Fund - Investment Grade Fixed Income Portfolio Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2005


Portfolio:			Credit Suisse Institutional
				Fund - Investment Grade Fixed Income Portfolio


Security:			Amgen Inc. 144A


Date Purchased:			11/15/2004


Price Per Share:		$99.80


Shares Purchased
by the Portfolio *:		20


Total Principal Purchased
by the Portfolio *:		$19,960.60


% of Offering Purchased
by the Portfolio:		.002%


Broker:				Morgan Stanley & Co. Inc.


Member:				Co-Manager






Security:			Wellpoint Inc. 144A


Date Purchased:			12/06/2004


Price Per Share:		$99.79


Shares Purchased
by the Portfolio *:		10


Total Principal Purchased
by the Portfolio *:		$9,979.40


% of Offering Purchased
by the Portfolio:		.0033%


Broker:				Banc of America


Member:				Co-Manager





Security:			European Investment Bank


Date Purchased:			02/24/2005


Price Per Share:		$99.89


Shares Purchased
by the Portfolio *:		50


Total Principal Purchased
by the Portfolio *:		$49,945.00


% of Offering Purchased
by the Portfolio:		0.00%


Broker:				RBC Capital Markets


Member:				Co-Lead Manager